Consent of Independent Registered Public Accounting Firm

The Boards of Directors/Trustees

Legg Mason Partners Municipal Funds

(formerly Smith Barney Muni Funds)

and

Legg Mason Partners Managed Municipals Fund, Inc.

(formerly Smith Barney Managed Municipals Fund, Inc.)

and

Salomon Funds Trust

and

Legg Mason Partners Arizona Municipals Fund, Inc.

(formerly Smith Barney Arizona Municipals Fund, Inc.)

We consent to the use of our reports for each of the funds listed below as of each of the respective fiscal year end dates listed below incorporated herein by reference.

Registrant (and Fund) Name and Fiscal Year End	Report Date

Legg Mason Partners Municipal Funds (Legg Mason Partners National Municipals Fund, formerly National Portfolio)
March 31, 2006	May 24, 2006

Legg Mason Partners Municipal Funds (Legg Mason Partners Georgia Municipals Fund, formerly Georgia Portfolio)
March 31, 2006	May 24, 2006

Legg Mason Partners Municipal Funds (Legg Mason Partners Florida Municipals Fund, formerly Florida Portfolio)
March 31, 2006	May 24, 2006

Salomon Funds Trust (Salomon Brothers National Tax Free Bond Fund)
December 31, 2005	February 22, 2006

Legg Mason Partners Arizona Municipals Fund, Inc.
May 31, 2006	July 26, 2006

Legg Mason Partners Managed Municipals Fund, Inc.
February 28, 2006	April 25, 2006

We also consent to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on
Form N-14.

KPMG LLP

/s/    KPMG LLP

New York, New York

September 22, 2006